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                     STRATEGIC PARTNERS INVESTMENT AGREEMENT



      This Strategic Partners Investment Agreement (this "Agreement"), dated as of March 31, 2005 (the "Effective Date"), is entered into by and among Mobility Electronics, Inc., a Delaware corporation ("Mobility"), RadioShack Corporation, a Delaware corporation ("RadioShack"), and Motorola, Inc., a Delaware corporation ("Motorola"). RadioShack and Motorola are sometimes each referred to herein as an "Investor" and collectively, as the "Investors". Mobility, RadioShack and Motorola are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

                                    RECITALS

      WHEREAS, Investors are interested in making an investment in Mobility on the terms and conditions provided herein, and Mobility is agreeable to such investment.

      NOW, THEREFORE, in consideration of the foregoing, and for other adequate consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      1.1 As used in this Agreement, certain terms used but not otherwise defined herein shall have the meanings ascribed thereto in Exhibit A attached hereto.

2.    PURCHASE AND SALE

      2.1 The Securities. Subject to all of the terms and conditions of this Agreement, at the Closing (as defined herein), Mobility agrees to issue and sell to each Investor, and each Investor agrees to purchase from Mobility:

            (a) 689,656 shares (the "Shares") of common stock, par value $0.01 per share, of Mobility (the "Common Stock"), at a purchase price of $7.25 per share (the "Per Share Price") ($5,000,006 in the aggregate);

            (b) a warrant to purchase up to 595,238 shares of Common Stock, at an exercise price of $8.40 per share ($4,999,999.20 in the aggregate), in the form of Exhibit B attached hereto (the "First Level Warrant"); and

            (c) an additional warrant to purchase up to 595,238 shares of Common Stock, at an exercise price of $8.40 per share ($4,999,999.20 in the aggregate), in the form of Exhibit C attached hereto (the "Second Level Warrant").

The First Level Warrant and the Second Level Warrant to be issued to each Investor hereunder are sometimes collectively referred to herein as the "Warrants;" the Shares, the First Level Warrant and the Second Level Warrant to be issued to each Investor hereunder are sometimes collectively referred to herein as the "Securities;" and the shares of Common Stock issuable upon exercise of the Warrants are sometimes collectively referred to herein as the "Underlying Shares."


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      2.2 Closing. The closing of the purchase and sale of the Securities pursuant to this Agreement (the "Closing") shall take place at the executive offices of Mobility, 17800 North Perimeter Dr., Suite 400, Scottsdale, Arizona, on the date hereof (the "Closing Date"). At the Closing:

            (a) Mobility shall deliver to each Investor: (i) a copy of the irrevocable instruction letter to Mobility's transfer agent instructing such transfer agent to register the issuance and ownership of the Shares to each Investor in the stockholders' registry and records of Mobility, and issue to each Investor a certificate evidencing ownership of such Shares; (ii) the First Level Warrant, duly executed by Mobility; (iii) the Second Level Warrant, duly executed by Mobility; and (iv) an opinion of counsel to Mobility in the form appended hereto as Exhibit D; and

            (b) each Investor shall deliver to Mobility the aggregate purchase price for the Shares purchased by such Investor, payable by wire transfer of immediately available funds to an account designated by Mobility.

3.    OTHER COVENANTS AND AGREEMENTS

      3.1 Lock-Up Agreements. Each Investor hereby agrees that during the Lock-Up Period, such Investor will not, and will not cause or permit an Affiliate of such Investor to, without the prior written approval of Mobility (which consent may be withheld or delayed in the sole discretion of Mobility), directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Shares (it being understood that the term "Shares" specifically excludes the Underlying Shares).

      3.2 Restrictions on Certain Activities. As long as an Investor or its Affiliates owns any Shares, Warrants or Underlying Shares, such Investor hereby agrees that, without the prior written approval of Mobility, which approval may be withheld or delayed in the sole discretion of Mobility, such Investor will not, and will not cause or permit an Affiliate of such Investor to (i) acquire any securities of Mobility (other than the acquisition of any Underlying Shares upon exercise of the Warrants); and (ii) directly or indirectly lead or initiate a Change of Control of Mobility.

      3.3 Registration Rights.

            (a) Shelf Registration.

                  (i) Prior to the expiration of the Lock-Up Period, Mobility will prepare and file or cause to be prepared and filed with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of the Registrable Securities. Mobility shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as of the first anniversary of the Closing Date (the "Effectiveness Date"), and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (A) the date that is the later of (I) the second anniversary of the Effectiveness Date and (II) with respect to a particular Investor, the date that neither such Investor nor any of its Affiliates is an Affiliate of Mobility, (B) such date as all unsold securities held by the Investors and registered on such Registration Statement may be sold in a single three-month period in accordance with Rule 144 under the Securities Act or (C) such date as all securities registered on such Registration Statement have been resold (the earlier to occur of (A), (B) and (C) is the "Effectiveness Termination Date"). At the time the Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus


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      in such a manner as to permit such Investor to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

                  (ii) In the event that the Registration Statement is not declared effective by the SEC under the Securities Act by the Effectiveness Date, Mobility shall pay to each Investor an amount in cash equal to one-half of a percent (0.5%) of the aggregate purchase price paid by such Investor for the Shares pursuant to Section 2.1(a) hereof for each 30-day period thereafter until the Registration Statement is declared effective.

      (b) Selling Procedure.

                  (i) Following the date that the Registration Statement is declared effective by the SEC, each Investor shall be permitted, subject to the other provisions hereof, to offer and sell the Registrable Securities included thereon in the manner described in such Registration Statement during the period of its effectiveness; provided, however, that such Investor arranges for delivery of a current prospectus to the transferee of the Registrable Securities.

                  (ii) Notwithstanding the foregoing, or anything contained in this Agreement to the contrary, Mobility may suspend offers and sales of Registrable Securities pursuant to such Registration Statement if in the good faith judgment of the Board after consultation with counsel,
      (A)(I)(a) such registration would be substantially contrary to the best interests of Mobility because (1) it would materially interfere with a material financing plan or other material transaction or negotiations relating thereto then pending, or (2) it would require the disclosure of any material non-public information prior to the time that such information would otherwise be disclosed or be required to be disclosed, if such early disclosure would be substantially contrary to the best interests of Mobility, or (b) such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (II) the Board concludes, as a result, that it is necessary and appropriate to defer the filing of such Registration Statement at such time, and (B) Mobility shall furnish to the Investor a certificate signed by the President or Chief Executive Officer of Mobility stating the good faith judgment of the Board to such effect, then Mobility shall have the right to defer such filing only for the period during which such filing would be substantially contrary to the best interests of Mobility (a "Suspension"); provided, however, that the aggregate number of days included in such periods of Suspension shall not exceed ninety (90) days in any twelve (12) month period. In the event of any Suspension, each Investor shall discontinue disposition of Registrable Securities covered by the Registration Statement until copies of a supplemented or amended prospectus are distributed to such Investor or until such Investor is advised in writing by Mobility that the use of the applicable prospectus may be resumed.

            (c) Expenses of Registration. All Registration Expenses incurred in connection with the registrations pursuant to this Section 3.3 shall be borne by Mobility. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Investors.

            (d) Registration Procedures.

                  (i) In the case of a registration, and any qualification or compliance effected by Mobility pursuant to this Section 3.3, Mobility shall keep the Investors advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof. Subject to the provisions hereof, and until the Effectiveness Termination Date, Mobility shall take the following actions:


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                  (1) Prepare and file with the SEC the Registration Statement in accordance with Section 3.3(a)) above;

                  (2) Furnish to each Investor such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

                  (3) Use commercially reasonable efforts to register and
            qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by an Investor for the purpose of permitting the offers and sales of the securities in such jurisdictions, provided that Mobility shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (4) Notify, as soon as reasonably practicable after Mobility becomes aware, each Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (5) If for any reason it shall be necessary to amend or
            supplement the Registration Statement or the prospectus used in connection with such Registration Statement in order to correct any untrue statements, ensure that the Registration Statement is not misleading or otherwise to comply with the Securities Act, as promptly as reasonably practicable, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus as may be necessary to correct such untrue statements, ensure that such Registration Statement is not misleading or to comply with the provisions of the Securities Act, provided, that to the extent that any statements to be corrected relate to any information provided by an Investor, Mobility shall not be obligated to amend the Registration Statement until Mobility has received such corrected information from such Investor and has had a reasonable opportunity to amend or supplement such Registration Statement or prospectus;

                  (6) If the Registration Statement ceases to be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof;

                  (7) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by Mobility are then listed or included; and

                  (8) Provide a transfer agent and registrar for all Registrable
            Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


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In addition, in the event of any underwritten public offering, Mobility shall
(I) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Investor shall also enter into and perform its obligations under such an agreement, and (II) use its best efforts to furnish, at the request of an Investor, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3.3, (a) an opinion, dated as of the date of the Registration Statement with respect to such securities becomes effective, of the counsel representing Mobility for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Investors), addressed to the underwriters, if any, and to the Investors, and (b) a letter dated such date, from the independent certified public accountants of Mobility, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Investor), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

                  (ii) Mobility shall reasonably cooperate with the Investors in performing Mobility's obligations under this Section 3.3 and shall: (A) permit the Investors to review and comment upon any offering pursuant to this Section 3.3 and to review and comment upon (I) the Registration Statement prior to its filing with the SEC and (II) all amendments and supplements thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) prior to their filing with the SEC; and (B) furnish to each Investor, in accordance with Section 8.9 hereof and without charge,
      (1) any correspondence from the SEC or the staff of the SEC to Mobility or its representatives relating to any Registration Statement, (2) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, and (3) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

      (e)   Indemnification.

                  (i) Mobility shall indemnify each Investor, its respective officers, directors, employees, partners, affiliates, agents, representatives and legal counsel (including Investor Counsel), and each person controlling (or deemed controlling) such Investor within the meaning of the Securities Act, (collectively, the "Investor's Agents") with respect to which registration, qualification or compliance has been effected pursuant to this Section 3.3, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (C) any violation by Mobility of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to Mobility in connection with any such registration, qualification or compliance, and shall reimburse each Investor, and such Investor's Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that Mobility shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Mobility by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished in writing by such Investor to Mobility in


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
      response to a request by Mobility stating specifically that such information shall be used by Mobility therein; provided further, however, that the indemnity agreement provided in this Section 3.3(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Mobility, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with subsection
      (iii) hereof.


                  (ii) Each Investor shall, severally and not jointly, indemnify Mobility, its officers, directors, employees, affiliates, agents, representatives, and each person controlling Mobility within the meaning of the Securities Act (collectively, the "Mobility's Agents"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) incident to any such registration, qualification or compliance, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (C) any violation by Investor of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to Investor in connection with any such registration, qualification or compliance, and shall reimburse Mobility and Mobility's Agents for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) in reliance upon and in conformity with written information furnished in writing to Mobility by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished by such Investor to Mobility in response to a request by Mobility stating specifically that such information shall be used by Mobility therein; provided, however, that the indemnity agreement provided in this Section 3.3(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with subsection
      (iii) hereof. In no event shall an Investor's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                  (iii) Each party entitled to indemnification under this
      Section 3.3(e) (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.3(e), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall,


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      except with the written consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (iv) If the indemnification provided for in this Section 3.3(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by an Investor under this Section 3.3(e) exceed the net proceeds from the offering received by such Investor. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (v) The obligations of Mobility and the Investors under this
      Section 3.3 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Section 3.3, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

            (f) Information by the Investor. As a condition precedent to the obligations of Mobility under this Section 3.3, each Investor shall furnish to Mobility all such information and materials regarding such Investor and the distribution proposed by such Investor as Mobility may reasonably request in writing in connection with any registration, qualification or compliance referred to in this Section 3.3. Each Investor will promptly notify Mobility in writing of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution to the extent required by applicable law.

            (g) Inclusion of Additional Securities. Mobility may include additional Mobility securities in any registration pursuant to this
      Section 3.3 for its own account and by other parties in amounts as determined by the Board, provided that any such inclusion does not (i) reduce the number of Registrable Securities (or other securities of the Investors) which are included in the registration statement filed pursuant to this Section 3.3 or otherwise materially and adversely affect the rights of the Investors hereunder, or (ii) cause Form S-3 to be unavailable under the Securities Act for such registration due to the nature of the additional securities to be so included.

            (h) Termination of Registration Rights. All rights and obligations provided for in this Section 3.3 (except for in Section 3.3(e), which rights and obligations shall survive) shall terminate on the date on which Mobility has no obligation to maintain the effectiveness of the Registration Statement.

      3.4 Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act ("SEC Rule 144") and any other

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rule or regulation of the SEC that may at any time permit an Investor to sell securities of Mobility to the public without registration or pursuant to a registration on Form S-3, Mobility agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as Mobility remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

            (b) use its best efforts to take such action as is necessary to enable each Investor to utilize a Registration Statement for the sale of its Registrable Securities;

            (c) file with the SEC in a timely manner all reports and other documents required of Mobility under the Securities Act and the Exchange Act; and

            (d) furnish to each Investor, so long as such Investor owns any Registrable Securities, forthwith upon request (i) a written statement by Mobility that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Mobility and such other reports and documents so filed by Mobility, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      3.5 Assignment of Rights. The rights to cause Mobility to register Registrable Securities pursuant to Section 3.3 may be assigned by an Investor only to its Affiliates. In the event of such assignment, the transferee shall furnish to Mobility written notice of such assignment and agree in writing to be bound by the obligations of such Investor hereunder.

      3.6 Nasdaq Listing. Mobility shall file a listing application with Nasdaq for the Registrable Securities and use its best efforts to maintain the listing of its Common Stock on Nasdaq (or a comparable system then in use) or the New York Stock Exchange or other national exchange for a period of not less than three years from the date of original issuance.

      3.7 Reasonable Efforts; Notification; Representations. Subject to the other terms and conditions of this Agreement, each Party shall use reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions. Each Party shall give prompt notice to each other Party upon becoming aware that any representation or warranty made by such party in this Agreement has become untrue or inaccurate or that such party has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement.

4.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MOBILITY

      As an inducement to the Investors to enter into this Agreement and to consummate the Transactions, Mobility represents, warrants and agrees that:

      4.1 Organization and Authority. Mobility has all required corporate power and authority to own its own properties and to carry on its business as presently conducted. Mobility has all required power and authority to execute and deliver this Agreement, to issue and sell the Securities (and the Underlying Shares), and to carry out the Transactions. Mobility is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified and in good


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standing as a foreign corporation in each jurisdiction where the properties owned, leased, used or operated by it or the nature of the business conducted by it require it to be so qualified.

      4.2 Authority. Mobility has all requisite corporate power and authority to execute and deliver this Agreement and the Warrants, to perform its obligations under this Agreement, and to consummate the Transactions. The execution and delivery of this Agreement and the Warrants by Mobility and the performance by Mobility of its obligations hereunder and thereunder and the consummation by Mobility of the Transactions, have been duly authorized by Mobility's board of directors and no other corporate action on the part of Mobility or its stockholders is necessary to authorize the execution and delivery by Mobility of this Agreement or the consummation by it of the Transactions (including, for such purpose, the issuance of the Underlying Shares). This Agreement and the Warrants have been duly executed and delivered by Mobility and constitute the legal, valid and binding obligations of Mobility, enforceable in accordance with their terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity. None of the execution or delivery of this Agreement or the Warrants, the performance by Mobility of the terms hereof or thereof, or the consummation of the Transactions (including, for such purpose, the issuance of the Underlying Shares) (a) will result (upon notice, with lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any rights or privileges of Mobility under its Certificate of Incorporation or Bylaws (each as amended to date), any material agreement, instrument or undertaking (collectively, the "Material Agreements") or any award, order, writ, decree, injunction or judgment of, or any stipulation entered into in connection with any action or proceeding before, any Governmental Authority (collectively, "Judgments") or regulatory or other restriction or obligation to which Mobility or any of its Subsidiaries is a party or by which Mobility, its Subsidiaries or their respective properties, assets or business may be bound or affected, (b) will result (upon notice, with the lapse of time or otherwise) in the creation, imposition or right to exercise or foreclosure of a lien, charge, security interest, option, equity, claim or other encumbrance of any nature whatsoever (collectively, "Liens") upon or in any of the Securities or the Underlying Shares, or Lien upon any of the assets or properties of Mobility or its Subsidiaries, (c) does or will conflict in any respect with, or result in any violation of, any material ordinance, statute, law, rule or regulation including, without limitation, the NASD Rules (collectively "Laws") applicable to Mobility or its Subsidiaries or by which Mobility, its Subsidiaries or their respective properties, assets or business may be bound or affected, or (d) give rise to any rights of any holder of Mobility capital stock or any other Person under that certain Rights Agreement dated as of June 11, 2003, by and between Mobility and Computershare Trust Company.

      4.3 Capitalization. The authorized capital stock of Mobility consists of 90,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share, of which 2,500 shares have been designated as Series A Preferred Stock, 4,186 shares have been designated as Series B Preferred Stock, 4,500,000 have been designated as Series C Preferred Stock, 500,000 shares have been designated as Series D Preferred Stock, 1,400,000 shares have been designated as Series E Preferred Stock, 1,000,000 shares have been designated as Series F Preferred Stock, and 50,000 shares have been designated as Series G Junior Participating Preferred Stock. As of March 24, 2005, (i) 28,732,545 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were issued and held in the treasury of Mobility, (iii) 266,041 shares of Series C Preferred Stock were issued and outstanding, (iv) 5,750,000 shares of Common Stock were reserved for issuance upon exercise of Options under the Mobility Option Plans, (v) 144,370 shares of Common Stock were reserved for the exercise of options or similar rights granted outside the Mobility Option Plans, and (vi) 2,000,000 shares of Common Stock were reserved for issuance pursuant to the Mobility ESPP. All the outstanding shares of Mobility's capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Options shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

      4.4 Validity of Shares and Underlying Shares. The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions set forth herein and under applicable federal and state securities laws. The Underlying Shares, when issued, sold and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions set forth herein and under applicable federal and state securities laws.

      4.5 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 hereof, the offer, sale and issuance of the Securities as contemplated hereby are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of the applicable blue sky laws. Neither Mobility nor any authorized agent acting on its behalf shall take any action hereafter that would cause the loss of such exemptions.

      4.6 No Conflicting Rights. The holders of the outstanding capital stock of Mobility are not entitled to pre-emptive or other rights to subscribe for the Securities or the Underlying Shares.

      4.7 Legal Proceedings. Except as disclosed in SEC Reports, there is no Legal Proceeding by or before any Governmental Authority or, to the knowledge of Mobility, threatened in writing against or involving Mobility or its Subsidiaries which either (a) is reasonably likely to result in material damages to or any material injunctive relief against Mobility or its Subsidiaries or (b) questions or challenges the validity of this Agreement, the Transactions or any action taken or to be taken by Mobility or any of its Subsidiaries pursuant hereto or in connection with the Transactions. Neither Mobility nor any of its Subsidiaries is in, or has received written notice of, default under or in violation of any Material Agreement, except as would not otherwise have a Material Adverse Effect. Neither Mobility nor any of its Subsidiaries is subject to any Judgment that materially restricts its business practices or its ability to acquire any property or conduct its business as currently conducted.

      4.8 Government Authorizations and Filings. Except for filings, permits, authorizations, consents, notices and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities laws or blue sky laws, none of the execution or delivery of this Agreement or the Warrants, the performance by Mobility of the terms hereof or thereof, or the consummation of the Transactions requires (a) any material filing with, or material permit, authorization, consent or approval of, any Governmental Authority, or (b) any consent or approval of Mobility's stockholders including, without limitation, under the NASD Rules.

      4.9 Compliance with Laws. Mobility and each of its Subsidiaries are in compliance in all material respects with, and have not violated in any material respect any applicable law, rule or regulation of any United States federal, state, local, or foreign Governmental Authority applicable to Mobility or any of its Subsidiaries, except as would not otherwise have a Material Adverse Effect. No written notice has been received by Mobility or any of its Subsidiaries or has been filed, commenced or, to the knowledge of Mobility, threatened against Mobility or any of its Subsidiaries alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect.

      4.10 SEC Reports. Mobility has timely filed with the SEC the SEC Reports. As of their respective dates (or, if amended or superseded, as of the date of the last such amendment or superseding report filed prior to the date hereof), the SEC Reports, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Chief Executive Officer and the Chief Financial Officer of Mobility have signed, and Mobility has furnished to the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Mobility nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. None of Mobility's Subsidiaries is required to file any forms, reports or other documents with the SEC.

      4.11 Financial Statements. Each of the Financial Statements has been prepared from, and are in accordance with, the books and records of Mobility and its Subsidiaries. The Financial Statements complied, as of their respective dates, in all material respects with applicable accounting requirements and published rules and regulations of the SEC. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and year-end adjustments which were not and are not expected to be material in amount and the absence of certain notes) and fairly present in all material respects as of their respective dates (i) the consolidated financial position of Mobility and its Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of Mobility and its Subsidiaries for the periods presented therein (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and year-end adjustments which were not and are not expected to be material in amount and the absence of certain notes).

      4.12 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, (b) for liabilities disclosed in SEC Reports, and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither Mobility nor any of its Subsidiaries has any liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a consolidated balance sheet of Mobility or in the notes thereto and which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect. Mobility has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

      4.13 Absence of Changes. Except as set forth on Schedule 4.13, since the Balance Sheet Date, (a) no event or development has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect, and (b) the business and operations of Mobility and each of its Subsidiaries have been conducted in the ordinary course consistent with past practice.

      4.14 Finder's Fees. Except for the reasonable fees and expenses payable by Mobility to Needham & Company, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions.

      4.15 Employee Benefit Plans. No Legal Proceeding is currently pending or, to Mobility's knowledge, threatened in writing against or with respect to any Mobility Benefit Plan (other than routine benefits claims) and there is no pending audit or inquiry by the Internal Revenue Service or United States Department of Labor with respect to any Mobility Benefit Plan. To the knowledge of Mobility or any of its Subsidiaries, there exists no violations of any Mobility Benefit Plan, nor has Mobility or any of its Subsidiaries received written notice of any such violation, that could subject Mobility or any of its Subsidiaries to any liability relating in any way to any Mobility Benefit Plan, except as would not otherwise have a Material Adverse Effect.

      4.16 Tax Matters. Mobility and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed and for which taxes are due and owing, and have duly paid, caused to be duly paid in full, or accrued for all Taxes reflected on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All material unpaid Taxes owed by Mobility and all of its Subsidiaries relating to periods or portions of periods through the Balance Sheet Date (whether or not shown on any Tax Return) are reflected on the Financial Statements. Since the Balance Sheet Date, Mobility and its Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither Mobility nor any of its Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where Mobility or such Subsidiary, as the case may be, does not file Tax Returns, that Mobility or such Subsidiary is or may be subject to taxation by that jurisdiction.

      4.17 Title to Properties; Encumbrances. Except as set forth in Schedule 4.13, each of Mobility and each of its Subsidiaries has good, valid and marketable title to all the material properties and assets which it purports to own (real, personal and mixed, tangible and intangible) and which are reflected in the Balance Sheet, and all the material properties and assets purchased by Mobility and its Subsidiaries since the Balance Sheet Date, in each case free and clear of all mortgages, title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except, with respect to all such properties and assets: (a) liens shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of Mobility or any of its Subsidiaries and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) liens for current Taxes not yet due (collectively, "Permitted Liens"). Except as set forth in Schedule 4.13, the rights, properties and other assets presently owned, leased or licensed by Mobility and its Subsidiaries include all rights, properties and other assets necessary to permit Mobility and its Subsidiaries to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

      4.18 Intellectual Property.

            (a) Ownership; Sufficiency of IP Assets. Except as set forth in
      Schedule 4.18, Mobility or one of its Subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of liens (other than Permitted Liens), all of the Intellectual Property used in, and material to, its respective businesses. The Mobility Intellectual Property, together with rights under the licenses granted to Mobility and/or its Subsidiaries with respect to any Intellectual Property of any Person (other than Mobility or its Subsidiaries), constitutes all the Intellectual Property rights used in the operation of Mobility's and its Subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Closing in substantially the same manner as such businesses have been operated by Mobility and its Subsidiaries prior thereto; provided, however, that the foregoing representation, as it relates solely to Intellectual Property rights with respect to patents owned by any Person (other than Mobility and its Subsidiaries), is made only to the knowledge of Mobility.

            (b) Infringement.

                  (i) By Mobility. None of Mobility's products or Intellectual Property used, sold or manufactured by Mobility or its Subsidiaries in the conduct of Mobility's or its Subsidiaries' businesses as currently conducted, infringes upon, violates or constitutes the unauthorized use of any trade secret, copyright or mask work owned or controlled by any Person (other than Mobility or its Subsidiaries), and to the knowledge of Mobility, none of Mobility's products or Intellectual Property used, sold, or manufactured by Mobility or its Subsidiaries in the conduct of Mobility's or its Subsidiaries' businesses as currently conducted, infringes upon any patent rights or other intellectual property rights owned or controlled by any Person (other than Mobility or its Subsidiaries). Except as disclosed in the SEC Reports and as set forth on
      Schedule 4.18(b)(i) hereto, no Legal Proceeding to which Mobility is a party is now pending and, to the knowledge of Mobility, no notice or claim in writing has been received by Mobility or any of its Subsidiaries within the six (6) years prior to the date hereof (A) alleging that Mobility or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any Person (other than Mobility or its subsidiaries) or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or exclusively licensed to or by Mobility.

                  (ii) By Third Parties. Except as set forth on Schedule 4.18(b)(ii) hereto, no Person is misappropriating, infringing or violating any Mobility Intellectual Property (other than Mobility patents) other than instances that, either individually or in the aggregate, would not result in a Material Adverse Effect, and, to the knowledge of Mobility, no Person is infringing or violating any Mobility patents. Except as set forth on Schedule 4.18(ii) hereto, no claims have been asserted against any Person by Mobility or any of its Subsidiaries based upon any Mobility Intellectual Property.

      4.19 Employment Matters. Mobility and each of its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice except as would not otherwise have a Material Adverse Effect. There is no controversy pending or, to the knowledge of Mobility, threatened, between Mobility or any of its Subsidiaries, on the one hand, and any of their respective employees, on the other hand, which controversies have resulted, or could reasonably be expected to result, in a Legal Proceeding before any Governmental Authority in which an adverse decision would result in a Material Adverse Effect except as disclosed in the SEC Reports. To the knowledge of Mobility, no officer or key employee of Mobility is in violation of any material term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Mobility or a Subsidiary of Mobility because of the nature of the business conducted by Mobility or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

      4.20 Certain Corporate Matters.

            (a) No state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Transactions. If any state takeover statute becomes or is deemed to become applicable to this Agreement or the

      Transactions, Mobility shall (and shall cause each of its applicable Subsidiaries to) take all reasonable action necessary to render such statute inapplicable to all of the foregoing.

            (b) None of Mobility, its Subsidiaries or, to Mobility's knowledge, any director, officer, agent, employee or other Person acting on behalf of Mobility or any of its Subsidiaries, has used any corporate or other funds for any unlawful contribution, payment, gift, or entertainment, or made any unlawful expenditure relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. None of Mobility, its Subsidiaries or, to Mobility's knowledge, any current director, officer, agent, employee or other Person acting on behalf of Mobility or any of its Subsidiaries, has accepted or received any unlawful contribution, payment, gift or expenditure. Mobility and each of its Subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

            (c) Except as disclosed in SEC Reports, to Mobility's knowledge, no executive officer or director of Mobility or any of its Subsidiaries has any material interest in any material property, real or personal, tangible or intangible, including any Intellectual Property used in or pertaining to the business of Mobility or any of its Subsidiaries.

      4.21 Disclosure. To the knowledge of Mobility, neither the Agreement nor the Warrants (including all exhibits and schedules hereto or thereto) nor any other statements or certificates made or delivered in writing in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

5.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY INVESTOR

      Each Investor, severally as to itself, hereby represents, warrants and agrees that:

      5.1 Authority. Such Investor has the full power and authority to enter into this Agreement and it constitutes such Investor's legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

      5.2 Purchase For Own Account. Such Investor is acquiring the Securities for such Investor's own account, for investment purposes and not for resale or with a view to any distribution, or in connection with any distribution thereof. Such Investor is able to (i) bear the economic risk of its investment in the Securities, (ii) hold the Shares and Underlying Shares for an indefinite period of time, and (iii) afford a complete loss of its investment.

      5.3 Investment Experience. Such Investor has the requisite knowledge and experience in financial and business matters, including investments of this type, to be capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto. Such Investor acknowledges that the Securities are unregistered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor.

      5.4 Accredited Investor. Such Investor is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Act.

6.    FURTHER AGREEMENTS

      Each Investor acknowledges and agrees that:

      6.1 Legends. Legends in substantially the following form will be placed on all documents or certificates evidencing the Shares:

            "THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MOBILITY THAT SUCH REGISTRATION IS NOT REQUIRED."

7.    SURVIVAL; INDEMNIFICATION

      7.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of any Party pursuant to this Agreement shall be deemed to have been representations and warranties by such Party, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing until the later of (i) the second anniversary of the Closing, or
(ii) the date on which the Warrants are no longer outstanding (i.e., terminated or exercised in full), and shall in no way be affected by any investigation of the subject matter thereof by or on behalf of any Investor. The covenants in this Agreement shall continue until they expire by their express terms.

      7.2 Indemnification by Mobility. Mobility agrees to indemnify and hold harmless each Investor and its respective officers, directors, stockholders, employees, and agents (collectively, the "Investor Indemnitees"), against any claims, Legal Proceedings and for any expenses, damages, liabilities or losses (joint or several) arising out of such claims, Legal Proceedings, to which the Investor Indemnitee may become subject under the Securities Act, the Exchange Act and any rules or regulations promulgated thereunder, the NASD Rules, or any state law or regulation, or common law, arising out of, related to or in any way attributable to any breach of any representation, warranty, agreement or covenant of Mobility contained herein. Upon written request, Mobility agrees to reimburse the Investor Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such claims, Legal Proceedings, as such expenses or other costs are incurred. The Investor Indemnitees may select one, joint counsel. The foregoing indemnity shall extend upon the same terms and conditions to, and shall inure to the benefit of, each Person, if any, who controls any Investor Indemnitee within the meaning of the Securities Act or the Exchange Act. This indemnity shall be in addition to any obligations that Mobility may otherwise have with respect to an Investor.

      7.3 Confidentiality. The Parties have entered into that certain Nondisclosure Agreement dated as of January 1, 2005, the terms of which are incorporated by reference herein.

8.    GENERAL AND MISCELLANEOUS

      8.1 Publicity. Except for legally mandated disclosures, any press releases or public announcements relating to this Agreement or the terms of the Agreement shall be mutually agreed upon by the Parties in writing prior to being made or issued by any Party. The Parties hereby acknowledge and agree that (i) upon execution and delivery of this Agreement by the Parties, the Parties will use commercially reasonable efforts to issue a mutually agreeable press release after the close of business on Monday, April 4, 2005; and (ii) this Agreement and the Warrants may be required to be filed with the SEC as an Exhibit under the Exchange Act.

      8.2 Independent Contractors. Nothing contained in this Agreement is intended nor shall be construed to create or establish any agency, partnership, joint venture or similar arrangement or relationship between the Parties. It is understood and agreed that the Parties are, and at all times shall remain, independent contractors. Except as otherwise expressly permitted in this Agreement, no Party shall have any authority, express or implied, to create or assume any obligation, enter into any agreement, make any representation or warranty, file any document with any governmental body, or serve or accept legal process on behalf of the other Party(ies), settle any claim by or against the other Party(ies), or to bind or otherwise render the other Party(ies) liable in any way to any other Person, without the prior express written consent of the other Party(ies). Each Party shall be solely responsible for all of its employees' salaries, benefits, and any applicable taxes, and in no event shall the employees of a Party be considered common law employees of any other Party.

      8.3 Entire Agreement. This Agreement, the Warrants and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      8.4 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      8.5 Assignment. A Party shall not assign or in any other way transfer this Agreement or any right or obligation hereunder, whether by operation of law or otherwise, without the prior written consent of the other Parties; provided, however, such consent shall not be required in the event this Agreement, or any rights or obligations hereunder, is assigned (i) by an Investor to a Person that is an Affiliate of such Party provided the assigning Party is not released in any way and such Affiliate agrees to be bound by all of the terms of this Agreement, (ii) by any Party to a Person with which such Party merges or consolidates provided such Person agrees to be bound by all of the terms of this Agreement, or (iii) by any Party to a Person which purchases all or substantially all of such Party's business or assets provided such Person agrees to be bound by all of the terms of this Agreement.

      8.6 Amendment. No supplement, modification or amendment of this Agreement shall be binding, unless executed in writing by the Parties.

      8.7 Remedies in General. No delay or omission on the part of any Party in exercising any right or remedy shall operate as a waiver of said right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion. Every right and remedy of a Party shall be cumulative and in addition to every other right and remedy expressed in this Agreement or allowed by law or equity, and may be exercised singularly or concurrently.

      8.8 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

      8.9 Notices. Any notice, demand or other communication required or permitted to be given under this Agreement must be in writing and shall be deemed to be duly given and received: (i) if delivered personally, on the next business day after the date of such delivery; (ii) if sent by reputable overnight courier service, on the next business day after such courier service delivers the communication; (iii) if sent by electronic means (i.e., by telecopier or e-mail), on the date of transmission if made during normal business hours (9:00 a.m. to 5:00 p.m. of the Party receiving the communication) at the recipient's address listed below or the following business day if made after normal business hours, provided that written confirmation of receipt is obtained by the noticing Party; or (iv) if mailed postage prepaid, by certified mail, return receipt requested, the earlier of the date of actual receipt by the other Party(ies) or five (5) business days following deposit in the United States Mail, addressed to the appropriate Party(ies) as follows:

     RadioShack                              Mobility
     RadioShack Corporation                  Mobility Electronics, Inc.
     300 RadioShack Circle                   17800 N. Perimeter Drive, Suite
     Mail Stop CF3-203                       200
     Fort Worth, Texas 76102                 Scottsdale, Arizona 85255
     Tel:  817-415-5400                      Tel:  800-311-3274
     Fax:  817-415-2624                      Fax:  480-477-3639

     With a copy (only of claims,            With a copy to:
     indemnity matters, notices of
     default and termination) to:            Richard F. Dahlson
                                             Jackson Walker L.L.P.
     David S. Goldberg                       2435 N. Central Expressway, Suite
     Vice President-Law and Assistant        600
     Corporate Secretary                     Richardson, Texas 75080
     RadioShack Corporation                  Tel:  972-744-2996
     300 RadioShack Circle                   Fax:  972-744-2990
     Mail Stop CF3-203
     Fort Worth, Texas 76102
     Tel:  817-415-2181
     Fax:  817-415-6593

     Motorola

     Motorola, Inc.
     1303 East Algonquin Rd.
     Schaumburg, IL  60196
     Attn: Corporate Business Development
     Tel:  847-576-0267
     Fax:  847-576-8890

     With a copy to:

     Motorola, Inc.
     1303 East Algonquin Rd.
     Schaumburg, IL  60196
     Attn: General Counsel
     Tel:  847-576-5008
     Fax:  847-576-6301


or to such other address as the Party(ies) to receive the notices shall from time to time designate in writing to the other Parties.

      8.10 Severability. If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance, or Person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or Persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable. Further, where state or federal law governs any aspect of matters or services covered by this Agreement, such state or federal law shall prevail over inconsistent provisions in this Agreement.

      8.11 Expenses. Each Party shall bear its own expenses incurred by such Party in the negotiation and preparation of this Agreement.

      8.12 Captions. The captions included in this Agreement have been inserted as a matter of convenience only and in no way are intended to define, limit or to be used in connection with the interpretation of this Agreement.

      8.13 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      (This space intentionally left blank)

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


MOBILITY ELECTRONICS, INC.                  RADIOSHACK CORPORATION


By: /s/ Charles R. Mollo                    By: /s/ David J. Edmondson
     Charles R. Mollo,                          David J. Edmondson,
     President and C.E.O.                       President and Chief Operating
                                                Officer


MOTOROLA, INC.


By: /s/ Susan M. Fullman
Sue Fullman
Corporate Vice President, General Manager,
Consumer Solutions & Accessories, Mobile Devices

                                    EXHIBIT A

                                   DEFINITIONS

      "AFFILIATE" means a Person, however organized, that, directly or indirectly, Controls, is Controlled by, or is under common Control with another Person.

      "BALANCE SHEET" means the most recent audited consolidated balance sheet of Mobility and its Subsidiaries included in the Financial Statements.

      "BALANCE SHEET DATE" means the date of the Balance Sheet.

      "CHANGE OF CONTROL" shall mean (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Party; or (b) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either: (i) the then outstanding shares of common stock of any Party hereto; (ii) the combined voting power of the then outstanding voting securities of any Party hereto entitled to vote generally in the election of directors; or (iii) the income and profits interest of the general partners or limited partners where the entity is a limited partnership. "Change of Control" shall not include any transaction solely involving a Party and any one or more of its parent or subsidiary entities, or any Affiliate of the foregoing.

      "CONTROL" shall be defined as (i) ownership of a majority of the voting power of those classes of voting stock entitled to vote in the election of directors, (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation, or (iii) the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or equity interests, by membership or involvement in the board of directors, management committee or other management structure of such Person, by contract or otherwise.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FINANCIAL STATEMENTS" means each of the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Mobility (including any related notes and schedules) included (or incorporated by reference) in the SEC Reports.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the SEC and the National Association of Securities Dealers, Inc.

      "INTELLECTUAL PROPERTY" mean all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same; (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights;
(iii) U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), moral rights, rights of publicity and all registrations and applications to register the same; and (iv) all trade secrets; and, to the extent actually protected as a trade secret under the law, computer software, databases, other confidential information, technology, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

      "LEGAL PROCEEDING" means any action, suit, litigation, proceeding, mediation, arbitration or investigation or audit (other than activities performed in the ordinary course by Mobility's independent auditors) by any Person.

      "LOCK-UP PERIOD" means the period from the Closing Date until the first anniversary thereof.

      "MATERIAL ADVERSE EFFECT" means any circumstance affecting, change in, or effect on Mobility and its Subsidiaries that is, or imminently shall be, materially adverse to the business, properties, assets, prospects, financial condition, liabilities (absolute, accrued, or contingent), operations, or results of operation of Mobility and its Subsidiaries, taking Mobility together with its Subsidiaries as a whole.

      "MOBILITY BENEFIT PLAN" means any employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in
Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, of Mobility and its Subsidiaries.

      "MOBILITY ESPP" means Mobility's Employee Stock Purchase Plan.

      "MOBILITY INTELLECTUAL PROPERTY" means all Intellectual Property owned by Mobility or any of its Subsidiaries as of the date hereof.

      "MOBILITY OPTION PLANS" means Mobility's 1996 stock option plan, the Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan, and the Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan.

      "NASD RULES" means the rules, regulations policies adopted by the National Association of Securities Dealers, Inc. concerning companies listed on the Nasdaq Stock Market.

      "OPTION" means any right or option to purchase shares of Common Stock which is granted by the Board and is outstanding as of the date hereof.

      "PERSON" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization of any kind or character, including any Governmental Authority.

      "REGISTRATION EXPENSES" means all expenses incurred by Mobility in complying with Section 3.3 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for Mobility and all reasonable fees and disbursements of Investor Counsel not to exceed $15,000, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Mobility which shall be paid in any event by Mobility and Selling Expenses).

      "REGISTRABLE SECURITIES" means the Shares, the Underlying Shares and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, any Shares or Underlying Shares.

      "REGISTRATION STATEMENT" means a registration statement on Form S-3 under the Securities Act or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits the inclusion or incorporation of substantial information by reference to other documents filed by Mobility with the SEC, including the prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statements, and/or as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered thereby; provided, however, that the term "REGISTRATION STATEMENT" shall refer to any other registration form under the Securities Act available to Mobility including, without limitation, a Form S-1 (or any successor form thereto) if Mobility is not eligible to register securities on Form S-3 or such similar registration form.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC REPORTS" shall mean each form, report, schedule, statement and other document filed or required to be filed by Mobility since January 1, 2004 through the date hereof under the Exchange Act or the Securities Act, including any filed amendment to such document, whether or not such amendment is required to be so filed.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLING EXPENSES" means all underwriting discounts, selling commissions and other similar expenses incurred by Investors applicable to a sale of the Registrable Securities.

      "SUBSIDIARY" means, with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries by such Person.

      "TRANSACTIONS" means each of the transactions contemplated by this Agreement including, without limitation, (i) the execution and delivery of this Agreement, (ii) the purchase and sale of the Securities, and (ii) the execution and delivery of the Warrants.

                                    EXHIBIT B

                           Form of First Level Warrant

                                    EXHIBIT C

                          Form of Second Level Warrant

                                    EXHIBIT D

                        Legal Opinion of Mobility Counsel